Exhibit 99.1

EyePoint Announces Proposed Public Offering of Common Stock

WATERTOWN, Mass., October 14, 2025 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced that it has commenced an underwritten public offering of $150 million of shares of its common stock. All of the shares are being offered by EyePoint. In addition, EyePoint intends to grant the underwriters an option for a period of 30 days to purchase up to an additional $22.5 million of shares of EyePoint’s common stock at the public offering price, less the underwriting discount.

J.P. Morgan, Jefferies, Citigroup, and Guggenheim Securities are acting as joint book running managers for the offering. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

EyePoint intends to use the net proceeds that it will receive from the offering to advance clinical development of DURAVYU™ for wet age related macular degeneration (wet AMD) and diabetic macular edema (DME), as well as support its earlier stage pipeline development initiatives, and for general corporate purposes.

The securities described above to be issued and sold are being offered by the Company pursuant to an automatically effective shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission.

The securities will be offered by means of a prospectus supplement and accompanying prospectus relating to the offering that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement, when available, and accompanying prospectus relating to the offering may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, or by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146; and Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About EyePoint

EyePoint Pharmaceuticals, Inc. (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases. The Company’s lead product candidate, DURAVYU™, is an innovative investigational sustained delivery treatment for VEGF-mediated retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor (TKI), in next-generation bioerodible Durasert E™ technology. Supported by robust safety and efficacy data to date, DURAVYU is currently being evaluated in two Phase 3 pivotal trials for wet age-related macular degeneration (wet AMD) with data anticipated in mid-2026. First patient dosing in the pivotal Phase 3 clinical trials in diabetic macular edema (DME) is expected in the first quarter of 2026.

The Company is committed to partnering with the retina community to improve patient lives while creating long-term value, with four approved drugs over three decades and tens of thousands of eyes treated with EyePoint innovation.

EyePoint is headquartered in Watertown, Massachusetts, with a commercial manufacturing facility in Northbridge, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the timing and success of the proposed offering, the anticipated use of proceeds for the proposed offering, EyePoint’s clinical development plans and the expected timing thereof; and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, this includes satisfaction of the customary closing conditions of the offering; delays in obtaining required stock exchange or other regulatory approvals; stock price volatility and uncertainties relating to the financial markets, the medical community and the global economy; the timing, progress and results of the company’s clinical development activities; uncertainties and delays relating to the design, enrollment, completion and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the company’s product candidates; changes in the regulatory environment; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel;

delays, interruptions or failures in the manufacture and supply of our product candidates; the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development programs; uncertainties regarding the timing and results of the August 2022 subpoena from the U.S. Attorney’s Office for the District of Massachusetts and the company’s ongoing discussions with the Department of Justice regarding a negotiated settlement of such matter; uncertainties regarding the FDA warning letter pertaining to the company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. More detailed information on these and additional factors that could affect EyePoint’s actual results are described in EyePoint’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as revised or supplemented by its Quarterly Reports on Form 10-Q and other documents filed with the SEC. All forward-looking statements in this news release speak only as of the date of this news release. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Tanner Kaufman / Jenni Lu

FTI Consulting

Direct: 203-722-8743 / 667-321-6018

Tanner.Kaufman@fticonsulting.com / jenni.lu@fticonsulting.com

Media Contact

Amy Phillips

Green Room Communications

Direct: 412-327-9499

aphillips@greenroompr.com